23.3
                       [LETTERHEAD OF TOUCHE ROSS & CO.]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Geotek Communications, Inc. (formerly Geotek Industries, Inc.) of
(i) our report dated June 10, 1993 with respect to the financial statements of National Band Three Limited, (ii) our report dated November 24, 1992 with respect to the financial statements of GEC-Marconi Communications Networks Limited and (iii) our report dated January 27, 1993 with respect to the financial statements of Vodanet Limited, each appearing in the Current Report on Form 8-K/A of Geotek Communications, Inc., dated June 18, 1993.

TOUCHE ROSS & CO.
London, England

August 23, 1995